Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“this Third Amendment”) is made and entered into as of the 27th day of June, 2005, by and between STANCORP FINANCIAL GROUP, INC., an Oregon corporation (the “Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (the “Bank”).

Recitals:

A. The Borrower and the Bank are parties to that certain Credit Agreement dated as of June 30, 2003, as amended by a First Amendment dated July 1, 2003 and by a Release of Guaranties and Second Amendment dated as of June 28, 2004 (collectively, the “Credit Agreement”), pursuant to which, inter alia, the Bank agreed, subject to the terms and conditions thereof, to advance the Loan (as this and other capitalized terms used herein but not otherwise defined herein are defined in the Credit Agreement) to the Borrower and issue Letters of Credit at the request of the Borrower.

B. On the date hereof, the aggregate unpaid principal balance of the Loan is $-0-; and the aggregate amount of the Letter of Credit Obligations is $-0-.

C. The Borrower has requested that the Bank agree to extend the Expiry Date.

D. Subject to the terms and conditions of this Third Amendment, the Bank has agreed to such request.

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower and the Bank hereby agree as follows:

1. Amendments to the Credit Agreement. Subject to the terms and conditions of this Third Amendment, including, without limitation, Paragraph 2, below, the definitions of “Expiry Date” and “Leverage Ratio” in Section 1.1 of the Credit Agreement (Defined Terms) are amended and restated in their entirety to provide, respectively, as follows:

“Expiry Date” means June 26, 2006.

“Leverage Ratio” means the ratio described in Section 8.11(a).

2. Effective Date; Conditions Precedent. The modifications to the Credit Agreement set forth in Paragraph 1, above, shall not be effective, unless and until the date on which the Borrower has satisfied all of the following conditions precedent (such date of effectiveness being the “Effective Date”):

(A) On the Effective Date and after giving effect to the releases and modifications contained herein (i) there shall exist no Default or Event of Default, and the President, a Senior Vice President or the Chief Financial Officer of the Borrower shall have delivered to the Bank written confirmation thereof dated as of the Effective Date and (ii) the representations and warranties of the Borrower under the Credit Agreement shall have been reaffirmed in writing as of the Effective Date, subject only to variances therefrom acceptable to the Bank.

(B) The Borrower shall have delivered to the Bank a Certificate of its Secretary dated as of the Effective Date certifying that attached thereto is a complete copy of resolutions adopted by the board of directors of the Borrower, authorizing the execution, delivery and performance of this Third Amendment and the agreements to be performed by the Borrower hereunder.

(C) All legal matters incident to this Third Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire, Sanders & Dempsey L.L.P., Cleveland, Ohio, special counsel to the Bank (the “Special Counsel”).

(D) The Bank shall have received such other certificates, opinions and documents, in form and substance satisfactory to it, as it may reasonably request.

3. Other Loan Documents. Any reference to the Credit Agreement in the Note or the other Loan Documents shall, from and after the Effective Date, be deemed to refer to the Credit Agreement, as modified by this Third Amendment.

4. Confirmation of Debt. The Borrower hereby affirms all of its Indebtedness, liabilities and obligations to the Bank under the Credit Agreement and the other Loan Documents, as the same are modified hereby. The Borrower further acknowledges and agrees that as of the Effective Date, it has no claims, defenses or set-off rights against the Bank, and there are no claims, defenses or set-offs to the enforcement by the Bank of the Indebtedness, liabilities and obligations of the Borrower under the Credit Agreement, the Note or the other Loan Documents.

5. No Other Modifications; Same Indebtedness. Except as expressly provided in this Third Amendment, all of the terms and conditions of the Credit Agreement, the Note and the other Loan Documents remain unchanged and in full force and effect. The modifications effected by this Third Amendment and by any other instruments contemplated hereby shall not be deemed to provide for or effect a repayment and re-advance of Indebtedness, if any, now outstanding, it being the intention of the Borrower and the Bank hereby that the Indebtedness, if any, owing under the Credit Agreement, as amended by this Third Amendment, be and hereby is the same Indebtedness as that owing under the Credit Agreement immediately prior to the effectiveness hereof.

6. Reimbursement of Bank’s Expenses. The Borrower shall reimburse the Bank promptly for costs and expenses incurred by the Bank in connection with this Third Amendment, including the fees and expenses of the Special Counsel.

7. Governing Law; Binding Effect. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns.

8. Statute of Frauds. Without limiting the selection of governing law provisions of Section 7, above, under Oregon law, most agreements, promises and commitments made by a lender after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower’s residence must be in writing, express consideration and be signed by the lender to be enforceable.

IN WITNESS WHEREOF the Bank and the Borrower have hereunto set their hands as of the date first above written.

STANCORP FINANCIAL GROUP, INC.

By	/s/ Cindy J. McPike
Cindy J. McPike, Senior Vice President
and Chief Financial Officer

KEYBANK NATIONAL ASSOCIATION

By	/s/ Mary K. Young
Mary K. Young, Vice President
and Portfolio Manager

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